EXHIBIT 99.1

EXECUTION FINAL

SWANK, INC.
90 Park Avenue
New York, New York 10016

                                                                   February 4, 2004

CONGRESS FINANCIAL CORPORATION
(NEW ENGLAND)
One Post Office Square
Suite 3600
Boston, Massachusetts 02109
Attention:      Mr. John Husson,
                     Senior Vice President

Re:     Forbearance Agreement

Gentlemen:

          Congress Financial Corporation (New England) ("Congress") and Swank, Inc. ("Borrower") have previously entered into financing arrangements pursuant to a certain Loan and Security Agreement, dated as of April 17, 2003, executed between Borrower and Congress (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms which are not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement when used herein.

          As set forth in Congress' letters previously delivered to Borrower, respectively dated October 23, 2003 and January 9, 2004 (collectively, the "Default Notice Letters"), Events of Default have occurred and are continuing under the Loan Agreement, as more particularly described below (collectively, the "Existing Defaults"). As a result of the occurrence and continuance of the Existing Defaults, Congress has the presently exercisable right under the Loan Agreement to exercise any and all of its rights and remedies with respect to the Existing Defaults, including, without limitation, the right to cease making any further Loans or providing any other financial accommodations to Borrower.

          Notwithstanding the occurrence and continuance of the Existing Defaults, Borrower has requested that Congress (a) forbear for a limited period of time from exercising its rights and remedies with respect to the Existing Defaults and the Permitted Defaults (as hereinafter defined), in order to afford Borrower a limited period of time within which to undertake efforts to (i) obtain a commitment from a replacement lender to provide replacement financing arrangements to Borrower ("Replacement Lender"), the initial proceeds of which would be used to pay and satisfy in full all of Borrower's Obligations to Congress (a "Refinancing") or (ii) effect an infusion of capital into Borrower ("Capital Infusion"), the proceeds of which Capital Infusion would be used to substantially reduce Borrower's Obligations to Congress, and (b) continue to make additional Loans to the Borrower during such limited forbearance period, and Congress is willing to agree to the foregoing, on and subject to the terms and conditions set forth in this letter agreement (this "Agreement").

          In consideration of the premises and the respective agreements, covenants and warranties contained herein, the parties hereto hereby agree, covenant and warrant as follows:

          1.     Acknowledgment of Existing Defaults.  Borrower hereby acknowledges, confirms and agrees that the Existing Defaults consist of the following: Borrower has failed to maintain the minimum cumulative year-to-date EBITDA for the months of September, October, November and December, as required by Section 9.17 of the Loan Agreement. As a result of the foregoing, the Existing Defaults have occurred and are continuing, Congress has the presently exercisable right to exercise all such rights and remedies against Borrower and/or the Collateral as are available to Congress under the Loan Agreement and the other Financing Agreements and under applicable law, all without notice to Borrower, except for such notice as may be expressly provided for in the Financing Agreements or required by applicable law, and such rights and remedies include, without limitation, the right, exercisable at any time and from time to time, to cease making any additional Loans or providing any further credit accommodations to Borrower.

          2.     Acknowledgment of Obligations, Security Interests and Financing Agreements.

                 (a)  Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that Borrower is unconditionally indebted to Congress as of the close of business on February 2, 2004, in respect of the Loans and all other Obligations in the principal amount of $12,771,497.19, together with interest accrued and accruing thereon, and all fees, costs, expenses and other sums and charges now or hereafter payable by Borrower to Congress pursuant to the Loan Agreement and the other Financing Agreements, all of which are unconditionally owing by Borrower to Congress pursuant to the Financing Agreements, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.

                 (b)  Acknowledgment of Security Interests. Borrower hereby acknowledges, confirms and agrees that Congress has, and shall continue to have, valid, enforceable and perfected security interests in and liens upon the Collateral heretofore granted to Congress pursuant to the Financing Agreements or otherwise granted to or held by Congress.

                 (c)  Binding Effect of Financing Agreements. Borrower hereby acknowledges, confirms and agrees that: each of the Financing Agreements to which Borrower is a party has been duly executed and delivered to Congress by Borrower, and each is in full force and effect as of the date hereof, the agreements and obligations of Borrower contained in such Financing Agreements to which it is a party and in this Agreement constitute the legal, valid and binding Obligations of Borrower, enforceable against it in accordance with their respective terms, and Borrower has no valid defense to the enforcement of such Obligations, and Congress is and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements and pursuant to applicable law, but subject to the terms and conditions of this Agreement.

          3.     No Waivers; Reservation of Rights. Congress has not waived, is not by this Agreement waiving, and has no intention of waiving, the Existing Defaults or any other Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise) or any provision of the Default Notice Letters.

          4.     Limited Forbearance Period; Forbearance Period Loans; Forbearance Termination.

                 (a)  At Borrower's request and in reliance upon Borrower's representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions of this Agreement, Congress hereby agrees to forbear during the Forbearance Period (as defined below) from exercising any of Congress' rights and remedies with respect to the Existing Defaults or the Permitted Defaults, whether arising under the Loan Agreement, the other Financing Agreements or applicable law. For the purposes of this Agreement, the Forbearance Period means the period commencing on the effective date of this Agreement and terminating on the earlier to occur of March 9, 2004 and the date on which any one or more of the following events has occurred and is continuing (hereinafter referred to as an "Additional Event of Default") and Congress has provided notice thereof to Borrower: (x) Borrower's failure to perform or observe any of the terms and conditions of this Agreement or (y) the occurrence of any Event of Default under the Loan Agreement that is not an Existing Default, other than further Events of Default arising at any time during the Forbearance Period under Section 9.17 of the Loan Agreement (individually and collectively, the "Permitted Defaults"). Notwithstanding the March 9, 2004 date set forth in clause (i) immediately above, if Borrower delivers to Congress, on or before March 9, 2004, a copy of a commitment letter executed by a Replacement Lender addressed to Borrower, containing such Replacement Lender's commitment to provide a Refinancing on or before March 24, 2004 (subject only to such conditions precedent as are customary for financing arrangements of such nature and amount, as reasonably determined by Congress), then, by written notice by Congress to Borrower, the date in clause (i) immediately above shall be extended from March 9, 2004 to March 24, 2004.

                 (b)  During the Forbearance Period, notwithstanding the existence of the Existing Defaults and, if applicable, Permitted Defaults, at Borrower's request and as an accommodation to Borrower, Congress agrees to continue making Loans to Borrower, except that, notwithstanding anything to the contrary contained in the Loan Agreement or in Congress' Default Notice Letter previously delivered to Borrower, dated October 23, 2003, the Inventory advance rate applicable to Borrower's Eligible Inventory consisting of finished goods shall at all times be 39.5%, the outstanding Loans with respect to Borrower's Eligible Inventory consisting of finished goods (including, without limitation, finished goods in transit) shall at no time exceed $5,900,000, before giving effect to the Reserve maintained by Congress with respect to royalty obligations owing by Borrower under Borrower's currently existing License Agreements, as such Reserve is in effect from time to time, and the total amount of Loans and Letter of Credit Accommodations outstanding shall at no time exceed $20,000,000 in the aggregate. Consistent with such Default Notice Letter dated October 23, 2003, Borrower's raw materials shall not constitute Eligible Inventory and Congress shall make no Loans with respect thereto. Except as otherwise noted herein, all Loans shall be made in accordance with all other terms and conditions of the Loan Agreement, including, without limitation, Congress continuing rights to impose Reserves. From and after the effective date of this Agreement, Borrower shall continue to pay interest with respect to Loans and other Obligations at any time outstanding at the default Interest Rate set forth in Section 1.45(c) of the Loan Agreement.

                 (c)  From and after termination or expiration of the Forbearance Period (the "Forbearance Termination Date"), the agreement of Congress to forbear shall automatically and without further notice or action terminate and be of no further force and effect, and Congress shall have the immediate and unconditional right, in its discretion, to exercise any or all of its rights and remedies under the Loan Agreement, the other Financing Agreements and applicable law with respect to the Existing Defaults, any other Event of Default which may be continuing on the date hereof or any Additional Default or any Event of Default which may occur after the date hereof, including, without limitation, Congress' election to cease making, in its sole discretion, any further Loans and/or to enforce its security interests in and liens upon the Collateral or any portion thereof. Congress has not waived any of such rights or remedies, and nothing in this Agreement, nor the making of any Loans from and after the date hereof or after the Forbearance Termination Date, nor any delay on Congress' part after the Forbearance Termination Date in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies. Without limiting the generality of the foregoing, if Congress, in its discretion, determines to make Loans to Borrower at any time after the Forbearance Termination Date, then the advance rate with respect to Eligible Inventory may in Congress' discretion, again be reduced below 39.5% on a weekly basis, as set forth in the Default Notice Letters.

                 (d)  Notwithstanding anything to the contrary contained in this Agreement, (i) this Agreement does not constitute Congress' agreement or commitment to make any additional Loans or provide any other credit accommodations to Borrower from and after the Forbearance Termination Date, and all Loans made or other credit accommodations provided by Congress from and after the Forbearance Termination Date shall be made in Congress' sole and exclusive discretion, and (ii) nothing contained in this Agreement shall limit, impair or affect Congress' rights under the Loan Agreement with respect to the making of Loans (including, without limitation, the right to establish and withhold Reserves in accordance with the Loan Agreement).

          5.     Forbearance Period Covenants. In order to induce Congress to enter into this Agreement, make Loans and other financial accommodations to Borrower during the Forbearance Period subject to the terms and conditions set forth in this Agreement, and forbear during the Forbearance Period from exercising Congress' rights and remedies with respect to the Existing Defaults and, if applicable, the Permitted Defaults, Borrower represents, warrants, covenants and agrees as follows:

                      (i)     Borrower shall at all times during the Forbearance Period work diligently and in good faith to attempt to consummate a Refinancing or a Capital Infusion, and Borrower shall keep Congress reasonably apprised of Borrower's efforts with respect to all of the foregoing and the status thereof. The terms and conditions of any proposed Capital Infusion shall be reasonably acceptable to Congress. All fees and expenses of any investment banking firm now or hereafter consulted by Borrower (any such investment banking firm to be reasonably acceptable to Congress) shall be the sole responsibility of Borrower, and in no event shall Congress have any liability or responsibility for the payment of any such fees and expenses, nor shall Congress have any obligation or liability to Borrower or any other Person by reason of any acts or omissions of any such investment banking firm;

                      (ii)     Borrower shall at all times continue to engage a financial consultant reasonably acceptable to Congress (the "Financial Consultant"), to assist Borrower in its restructuring and financial turnaround efforts, pursuant to a retention agreement in form and substance reasonably satisfactory to Congress;

                      (iii)     On a weekly basis, Borrower shall cause the Financial Consultant to deliver to Congress a report of Borrower's actual results of operations for the immediately preceding week compared to Borrower's projected results for such week, as set forth in Borrower's budgets and projections previously delivered to Congress (the "Weekly Variance Report"). Borrower further covenants and agrees that Borrower shall at all times fully cooperate with the Financial Consultant and will continue to share with the Financial Consultant all such books and records, projections, financial information and reports, together with information relating to the Collateral, as the Financial Consultant shall request, and Borrower hereby irrevocably authorizes the Financial Consultant to provide to Congress each Weekly Variance Report and all such other information acquired and reports prepared by the Financial Consultant from time to time with respect to Borrower and its financial condition, business, assets, liabilities and prospects as Congress shall from time to time request. All fees and expenses of the Financial Consultant now or hereafter incurred by Borrower shall be the sole responsibility of Borrower, and in no event shall Congress have any liability or responsibility for the payment of any such fees or expenses, nor shall Congress have any obligation or liability to Borrower or any other Person by reason of any acts or omissions of the Financial Consultant;

                      (iv)     Borrower shall deliver to Congress, on or before fifteen (15) Business Days from the date of this Agreement, a financial restructuring plan prepared by Borrower and the Financial Consultant, which restructuring plan shall include, without limitation, a proposed budget for the Forbearance Period and a current balance sheet and projected profit and loss statement, cash flow statement and Borrowing Base schedule for 2004, which plan, budget and Borrowing Base schedule must be satisfactory in all respects to Congress;

                      (v)     In addition to, and not in limitation of, the Collateral reporting requirements contained in the Loan Agreement, Borrower shall deliver to Congress twice during each week, commencing with the week in which the effective date of this Agreement occurs, a report as to Borrower's Inventory by category, including, without limitation, finished goods Inventory and in-transit Inventory.

          6.     Representations and Warranties.  In addition to the continuing representations and warranties heretofore made by Borrower to Congress pursuant to the Loan Agreement and the other Financing Agreements and made hereinabove, Borrower hereby represents and warrants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery of this Agreement and shall be incorporated into and made a part of the Financing Agreements ):

                 (a)  Other than the Existing Defaults, no Event of Default exists on the date of this Agreement; and

                 (b)  This Agreement has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute its legal, valid and binding obligations enforceable against Borrower in accordance with their respective terms.

          7.     Conditions Precedent.  This Agreement shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Congress:

                 (a)  The receipt by Congress of an original (or faxed copy) of this Agreement, duly authorized, executed and delivered by Borrower; and

                 (b)  as of the date of this Agreement, other than the Existing Defaults, no Default or Event of Default shall have occurred and be continuing.

          8.     Release of Congress ; Covenant Not to Sue.

                 (a)  In consideration of the agreements of Congress contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower on behalf of itself, its successors, assigns, and legal representatives (collectively, "Releasor"), hereby absolutely, unconditionally and irrevocably releases and forever discharges Congress, its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, directors, officers, attorneys, employees, agents and other representatives (Congress and all such other parties being hereinafter referred to collectively as the "Congress Releasees" and individually as a "Congress Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Releasor may now or hereafter own, hold, have or claim to have against the Congress Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises from the beginning of the world to the day of execution of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Financing Agreements, as amended and supplemented through the date hereof; provided, that, nothing in this paragraph 8(a) shall release or relieve Congress from any of its obligations, covenants and/or agreements under this Agreement or under the Loan Agreement and other Financing Agreements.

                 (b)  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provision of such release.

                 (c)  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

                 (d)  Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Releasors pursuant to paragraph 8(a) above. If any Releasor violates the foregoing covenant, such Releasor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

          9.     Reviewed by Attorneys. Borrower represents and warrants that it understands fully the terms of this Agreement and the consequences of the execution and delivery hereof, has been afforded an opportunity to have this Agreement reviewed by, and to discuss the same with, such attorneys and other persons as Borrower may wish, and has entered into this Agreement of its own free will and accord and without threat, duress or other coercion of any kind by any person. Borrower acknowledges and agrees that this Agreement shall not be construed more favorably in favor of either Borrower or Congress based upon which party drafted the same, it being acknowledged that Congress and Borrower contributed substantially to the negotiation and preparation of this Agreement.

          10.    Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Agreement and the Loan Agreement or any of the other Financing Agreements, the terms of this Agreement shall control. The Loan Agreement and this Agreement shall be read and construed as one agreement.

          11.    Further Assurances. At Congress' request, Borrower shall execute and deliver such additional documents and take such additional actions as Congress reasonably requests to effectuate the provisions and purposes of this Agreement and to protect and/or maintain perfection of Congress' security interests in and liens upon the Collateral.

          12.    Forbearance Fee. In consideration of Congress' agreement to forbear with respect to the Existing Defaults and, if applicable, the Permitted Defaults, subject to the terms hereof, and for other good and valuable consideration, receipt of which is hereby acknowledged by Borrower, Borrower agrees to pay to Congress a fee in the amount of $15,000, which fee is earned in full and payable on the date hereof and may, at Congress' option, be charged to any account of Borrower maintained by Congress.

          13.    Governing Law. The validity, interpretation and enforcement of this Agreement in any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

          14.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          15.    Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute one and the same Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

SWANK, INC.

By: /s/ John Tulin
Title:CEO
AGREED TO:

CONGRESS FINANCIAL CORPORATION
(NEW ENGLAND)

By: /s/ Adam D. Salter
Title: A.V.P.